THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

SPONSORED RESEARCH AGREEMENT

This Agreement made and entered into this 1st day of May 1997 by and between Ohio University, having office at 105 Research and Technology Center, Athens, Ohio 45701, (hereinafter referred to as "Institution") and Progenitor, Inc., having offices at 1507 Chambers Road, Columbus, Ohio 43212-1566 (hereinafter referred to as "Sponsor").

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to Institution and to the Sponsor, and will further the research objectives of the Institution in a manner consistent with its status as a non-profit tax-exempt research institution,

NOW, THEREFORE the parties are as follows:

1. STATEMENT OF WORK. Institution agrees to use its best efforts to perform the Research Plan outlined in the proposal dated 1 May 1997 and in general conformance with the Proposal Budget and Research Plan which are incorporated into this Agreement by reference and attached hereto as
    Exhibit 1.

2. PRINCIPLE INVESTIGATOR. The research will be supervised by Dr. Thomas Wagner. If for any reason Dr. Wagner is unable to continue to serve as principle investigator, and a successor acceptable to both Institute and Sponsor is not available, this Agreement shall be terminated as mutually agreed.

3. PERIOD OF PERFORMANCE. The research shall be conducted during the period 1 May 1997 to 30 April 1999.

4. CONSIDERATION. In consideration for the research to be conducted by the Principle Investigator and Institution during the first year of this Agreement, Sponsor will pay to Institution a total of [***]. Payment shall be made to Institution in four installments. The first installment shall equal [***] and shall be paid upon execution of this Agreement.
    The second, third and fourth installments shall each equal [***] and shall be paid on 1 August 1997, 1 November 1997 and 1 February 1998. In consideration for the research to be conducted by the Principle Investigator and Institution during the second and final year of this Agreement, Sponsor will pay to Institution a total of [***]. Payment shall be made to Institution in four installments. The first installment shall equal [***] and shall be paid upon 1 May 1998. The second, third and fourth installments shall each equal [***] and shall be paid on 1 August 1998, 1 November 1998 and 1 February 1999.

5. TERMINATION. Sponsor may terminate this Agreement upon material breach by Institution or Principal Investigator of their obligations under this Agreement, provided that the Institution and/or the Principal Investigator has not cured the material breach within thirty (30) days after receipt of written notice from Sponsor specifying such breach. In the event that Institution or Principal Investigator has not cured such breach within such thirty (30) day period, Sponsor, at Sponsor's sole discretion, may terminate this Agreement upon a second written notice to Institution and Principal Investigator, such termination to be effective upon receipt of such second written notice by Institution and Principal Investigator. Notwithstanding any other terms and conditions hereunder, this Agreement may be terminated by either party by written notification to the other party at least one-hundred eighty (180) days prior to the desired effective date of the termination. In the event of early termination by Sponsor for any reason except for a material breach of this Agreement by Institution and Principal Investigator, the Institution shall be entitled to payment of all expenditures or encumbrances that cannot be canceled and which were incurred prior to the termination date. Further, upon termination of this Agreement, any materials provided to Institution by Sponsor under this Agreement shall be destroyed or returned to Sponsor, at Sponsor's option.

6. PUBLICATIONS. Institution will be free to publish results under this Agreement. A copy of each publication will be provided to the Sponsor forty-five (45) days prior to submission for publication to allow adequate time for the parties to identify and protect patentable subject matter. Notwithstanding the above, publication will be delayed until patent applications have been filed in the United States, provided the delay does not exceed sixty (60) days from the date the publication is submitted to the Sponsor.

7. REPORTS. The Institution will provide Sponsor with detailed annual written reports within forty-five (45) days after 1 May in each calendar year or after the date of termination. Reports will include a detailed review of progress on the Research Plan and a detailed accounting of activities during the preceding 12 months as they affect the achievement of project milestones, as well as proposed revisions to the Research Plan and the projected budget for next year. Institution and Sponsor acknowledge and agree that such reports may not be sufficient to permit Sponsor to receive full advantage of the work conducted under the Research Plan. Therefore, Institution and Principle Investigator will meet periodically with Sponsor to review the Research Plan and discuss the research progress. Such review and discussion will be in sufficient detail to permit Sponsor to be informed of research results and research progress as they affect the achievement of project milestones. Failure of Institution and Principal Investigator to provide such sufficient detail will be deemed a material breach of this Agreement by Institution and Principal Investigator. If the location of the meetings is outside of the Athens, Ohio area, Sponsor will pay travel expenses actually incurred by Institution and Principle Investigator. Nothing in this clause shall be construed as requiring Institution or Principal Investigator to disclose to Sponsor, either in the written reports or the reviews and discussions, any intellectual property developed outside of the scope of work of this Agreement and owned either exclusively by Institution or jointly by Institution and any other sponsor(s) of research, or provided to Institution by any other provider(s) of proprietary research materials or information.

8. INTELLECTUAL PROPERTY. Title to any invention conceived or first reduced to practice in the performance of the Research Plan solely by any person(s) employed or otherwise appointed by Institution, or at any time by any person(s) at Institution whose salary and benefits are paid through financial support provided by Sponsor, shall remain with Institution.
    Title to any invention conceived or first reduced to practice jointly by Institution and by any employee(s) of Sponsor in the performance of the Research Plan shall be jointly owned by Institution and Sponsor. Sponsor shall have, and Institution hereby grants to Sponsor, a right of first refusal to acquire an exclusive license to Institution's rights in any invention conceived or first reduced to practice either (i) in the performance of the Research Plan by any person(s) employed or otherwise appointed by Institute, or (ii) at any time by any person(s) whose salary and benefits are paid through financial support provided by Sponsor. The terms and condition of such license shall be negotiated in good faith between the parties and shall be consistent with the terms of license and consideration which are incorporated into this Agreement by reference and attached hereto as Exhibit 2. Sponsor may exercise such right of first refusal at any time during a period of ninety (90) days after the date of Sponsor's receipt of Institution's written notice describing an invention in detail. After such ninety (90) day period, the right of first refusal granted to Sponsor shall expire and Institution may grant rights to a third party under Institution's rights in any such invention without obligation to Sponsor.

9. USE OF NAMES. Neither party will use the name of the other in any advertising or other form of publicity without the prior written permission of the other.

10. CONFIDENTIAL INFORMATION. During the term of this Agreement both parties will exchange certain proprietary Confidential Information in connection therewith, either written or orally ("Information"). Both Sponsor and Institution agree to keep such Information strictly confidential; will not use such Information to reverse engineer or design around proprietary projects or products; and will not disclose Information to others without the express written permission of the other party; provided, however, they will not be prevented from using or disclosing information which:

    a) is now, or which hereafter, through no act or failure of the other party, becomes generally known or available;

    b)   is known by the other party at the time of receiving such Information;

    c) is hereafter furnished to the other party by a third party who did not acquire such Information directly or indirectly from the other party; or

    d) is independently developed by the other party without knowledge of Information, and the recipient party can demonstrate or prove truth thereof.

11. NOTICES. Any notice to be given or which shall be given under this Agreement shall be in writing delivered by first class mail addressed to the parties as follows:

    Sponsor:       Progenitor, Inc.
                   Vice President, Corporate Development
                   1507 Chambers Road
                   Columbus, Ohio 43212-1566

    Institution:   Ohio University
                   Office of Research and Sponsored Programs
                   105 Research and Technology Center
                   Athens, Ohio 45701

12. In the event notices, statements and payments required under this Agreement are sent by certified or registered mail by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed, otherwise as of the date received.

13. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets hereto, provided the successor entity agrees in writing to abide by all the terms of this Agreement.

14. GOVERNING LAW. The validity and interpretation of the Agreement and the legal relation of the parties to it shall be governed by the laws of the State of Ohio and the United States.

15. FORCE MAJEURE. Institution shall not be responsible to the Sponsor for failure to perform any of the obligations imposed by the Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment, failure or supply of materials, discontinuity in supply of power, governmental interference, civil commotion, riot, war, labor disturbance, transportation difficulties, labor shortage or any cause beyond the reasonable control of Institution.

16. ENTIRE AGREEMENT. Unless otherwise specified, this Agreement embodies the entire understanding between Institution and Sponsor for this project, any prior or contemporaneous representations, either written or oral are hereby superseded. No amendment or changes to this Agreement, including without limitation, change in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representative of the parties.

For Institution                        For Progenitor, Inc.

By:  /s/Carol J. Blum                  By:  /s/  Stephen J. Williams
    ------------------------------          ------------------------------

Title: Associate Vice President for    Title: V.P. Corporate Finance
      ----------------------------            ----------------------------
      Research
      ----------------------------

Date: 04/21/97                              Date:  04/21/97
     -----------------------------            ----------------------------

EXHIBIT 1 - RESEARCH PLAN AND PROPOSAL BUDGET

                     WORK PLAN FOR CONTRACT WITH PROGENITOR, INC.
                                          TO
                   ASSAY GENOMIC CODING SEQUENCES FOR GENE FUNCTION

                  A PROPOSAL BY THE OHIO UNIVERSITY EDISON INSTITUTE

The combination of the NIH Human Genome Project and the efforts of many biotechnology companies focusing in the area of molecular genomics have already sequenced many of the human genes and soon will have identified the sequence of each human gene. Unfortunately, this information is of little useful scientific value without some knowledge of the biological function of each of these known sequences. The real challenge of genomics research will be this identification of gene function, not, the more trivial, gene sequencing.

    Identification of gene function requires the use of either a whole animal or a multipotent or totipotent embryonic cellular assay system. Because of the Edison Institute's foundation of, and long history in, the use of transgenic models it is unusually well positioned to utilize these unique whole animal systems to develop rapid assays for gene function to screen genomic sequences of unknown function with a reasonably high throughput efficiency. Assays in two different animal model systems are proposed.

    HIGH LEVEL CONSTITUTIVE EXPRESSION OF GENOMIC CODING SEQUENCES OF UNKNOWN
                        FUNCTION DURING EMBRYONIC DEVELOPMENT

    The scientific goal of studying gene function is to identify genes coding for key factors important in initiating or directing critical biological processes which, in turn, may involve many other gene products. This is true since the products of these genes may function as important triggers for a medically important cascade. An example is Erythropoietin which triggers the rebuilding of the red blood cell population of cancer patients following chemotherapy. Therefore, it is important to bias studies of gene function and the use of gene function assays towards such dominant regulating factors.

    It is the belief of the molecular and developmental biologists at the Edison Institute, in consultation with other experts in this field, and based upon observation of non-viable transgenic embryos over expressing such genes (e.g., Del I) that the constitutive over expression of dominant regulatory factors specifically alters and disrupts the normal development of the cellular lineages which respond to these factors. Therefore we propose inserting genomic coding sequences of unknown function into expression cassettes driven by strong constitutive promoters and injecting these genetic constructs into the fertilized eggs to generate transgenic embryos. These embryos will then be assayed by microscopic observation at time periods during early development to identify specific aberrations or defects in development. When developmental defects or abnormalities are observed in a reasonable percentage of the embryos over expressing any particular gene, a more detailed histological examination of these abnormalities at the cellular level will be undertaken to determine the exact nature of the defect or abnormality. Identification of such specific defects or abnormalities in specific cellular lineages during embryonic development will strongly suggest specific dominant gene function.

    We propose performing this assay in two different animal model systems:
the zebra fish and the mouse. In the zebra fish, eggs will be injected by methods well established by experts in transgenic fish biology at the Edison Institute. Lineage commitment and substantial development of all organ systems within the zebra fish embryo is complete within 24 hours following fertilization and, since the zebra fish embryo is a very clear, transparent, embryo which can be microscopically observed during its development in saline solution, the initial assay can be completed within a 24- to 72 hour period.

    While the mouse system is more complex because development takes place within the uterine environment of the mother, this assay can also be performed quite rapidly. Fertilized mouse eggs will be injected with the genetic constructions and transplanted into recipient female mice. These recipients will be sacrificed at timed intervals during the first 12 days of gestation, before which most development has already occurred, and observed microscopically.

    Both the mouse embryo microsurgeon and the fish embryo microsurgeon can inject approximately 200 to 400 eggs per day. This number should provide a large enough sample to show any dominant effect. This proposal would allow for up to 6 gene constructs to be assayed per month in either system.

             PERSONNEL REQUIREMENTS FOR THE PROPOSED GENE FUNCTION ASSAYS
                                (see attached budget)

-   Zebra Fish Laboratory:

    - Fish embryo microsurgeon/ technician (embryo production and culture egg microinjection, microscopic embryo assay)

    -    Consulting zebra fish embryologist (see following page)

-   Mouse Embryo Laboratory:

    -    Mouse embryo microsurgeon/ embryologist (egg microinjection, histology and overall management)

    - Mouse embryology/ histology technician (microscopic embryo assay, histological assays)

     - Mouse technician (breeding and care of embryo donor and recipient mice)


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

-    Genetic Construction Laboratory

     - Molecular Biologist (Xiao Chen - design and direct the construction of over expression genetic materials)

     - Molecular Biology technician (construction of over expression genetic materials)

CONSULTING ZEBRA FISH EMBRYOLOGIST (LINDA S. ROSS)

    Linda S. Ross, Ph.D., Associate Professor, Department of Biological Sciences, Ohio University, has agreed to participate in this project as a consultant on zebra fish development, particularly in cases where neural development is affected by over expression of a transgene. She will devote the equivalent of 8% effort to the project and her involvement will be as follows:

1. TRAINING EDISON CENTER WORKERS - She will train members of the Edison Institute staff in the use of morphological criteria to make initial screens of transgenic embryos. She will also provide training in standard histology and immunochemical techniques and their application to zebra fish embryos. Dr. Ross assumes that Progenitor will want to begin making transgenic animals as soon as possible once the contract goes into effect, therefore she would like to conduct this training in April or May 1997 so that workers are prepared when genetic material is received in July (assuming a July 1 start date).

2. INITIAL SCREEN - The Edison Institute will perform the initial screen for gross morphological abnormalities, according to the criteria they learn from training provided by Dr. Ross (described above). Embryos will be screened with vital dyes and a staging series to document changes in the normal patterns of development of the major systems of the body. Embryos will be observed with Nomarski optics at the follow stages: shield stage of the gastrula (6 hrs. postfertilization (pf.)), 2-4 somite stage (10-12 hrs. pf.), early pharyngula (24 hrs. pf.), late pharyngula (48 hrs. pf.) and late hatchling (72 hrs. pf.). If embryos are judged to have abnormal developmental patterns, sample embryos at each age as well as control embryos will be fixed and prepared for routine histology and immunocytochemistry and reserved for my further analysis. Dr. Ross will train workers at the Edison Institute in the application of these methods, and they will prepare the embryos for her analysis.

3. DETAILED SCREEN - Once Edison Institute workers have isolated embryos with altered developmental patterns, Dr. Ross will further analyze each group of transgenic animals for a more precise spatial and temporal description of abnormalities. To make this analysis, she will use comparisons of the transgenic embryos with the control embryos and material from her own research.

    These detailed analyses will be made in Dr. Ross' laboratory in Irvine Hall on the Ohio University campus. To document the alterations she will make digital images of control and transgenic animals. These images can be sent by e-mail to scientists at the

Edison Institute or Progenitor to help them make decisions regarding direction of future analysis efforts.

    If interesting or promising patterns are found, Dr. Ross plans to use more sophisticated anatomical or immunochemical methods to explore the basis of observed abnormalities. For example, if segmentation of the neural tube seems to be altered, cell injection and time lapse techniques can be used to document the divisions of individual cells and the dispersion of the progeny of the injected cell; the patterns observed in transgenic animals can be compared with patterns of similar cells in control animals.

                                    Proposal Budget
                          Progenitor - Embryonic Development
              Period of Performance:  July 1, 1997 through June 30, 1999
                      Principal Investigator:  Dr. Thomas Wagner
                            Edison Biotechnology Institute
                                   Ohio University



                                                  Year 1         Year 2        Summary

I.  Personnel
       Salaries                                     [***]          [***]        [***]
       Benefits                                     [***]          [***]        [***]
                                                  ---------      ---------     ----------
         Total                                      [***]          [***]        [***]

II. Operations
       Lab Supplies                                 [***]          [***]        [***]
       Animal Care Costs (LARS)                     [***]          [***]        [***]
       Photocopy, Postage, Phone, misc.             [***]          [***]        [***]
       Publication/Page Charges                     [***]          [***]        [***]
       Computer Software                            [***]          [***]        [***]
       Lab Equipment (under $500)                   [***]          [***]        [***]
       Subcontracts                                 [***]          [***]        [***]
       Tuition                                      [***]          [***]        [***]
                                                  ---------      ---------      ---------
         Total                                      [***]          [***]        [***]

III. Travel
       Domestic                                     [***]          [***]        [***]
       Foreign                                      [***]          [***]        [***]
                                                  ---------      ---------      ---------
         Total                                      [***]          [***]        [***]

IV. Capital Equipment                               [***]          [***]        [***]

V.  Total Direct Costs                              [***]          [***]        [***]

VI. Indirect Costs (45% x MTDC)                     [***]          [***]        [***]
                                                  ---------      ---------      ---------

VII. Total Project Costs                            [***]          [***]        [***]


EXHIBIT 2 - TERM SHEET

LICENSE TERMS:

Grant: Worldwide, exclusive right and license, with the right to grant sublicenses, under any and all intellectual property conceived and/or reduced to practice to make, use, offer to sell, sell and import inventions made relating to products and uses of gene sequences (full or partial), protein sequences (full or partial), antibodies, expression systems, DNA, RNA and antisense.

Field:                            All fields without restriction.

Term: Expires on last to expire of valid patent claims.

Intellectual Property:            Filing, prosecution, enforcement, and defense
                                  responsibility of Progenitor.  Patent
                                  applications to be filed in major market countries and prosecuted to obtain broad protection consistent with sound, prudent patent practice. Progenitor will provide
                                  Institution with copies of filings and
                                  correspondence relating to, and will consult with Institution on, prosecution activities

Diligence:                        Commercially reasonable efforts to achieve
                                  objective milestones leading to
                                  commercialization..

Termination:                      By Institution:  For breach by Progenitor

                                  By Progenitor: For breach by Institution of upon 60-day notice.

Grant-back:                       Patent applications and data revert to
                                  Institution upon termination of the license agreement by Progenitor.

                                  For a period of 1 year after the effective date of reversion of rights to Institution, Progenitor shall have a right of first refusal on third-party grant-backs of joint intellectual property to Institution.

FINANCIAL TERMS:

Intellectual property costs and   Borne by Progenitor
 expenses:

Consideration:                    Joint Intellectual Property:  Progenitor to
                                  pay to Institution [***] of any fees,
                                  royalties or other cash consideration actually received by Progenitor, excluding research and development support and equity investments.

                                  Institutional Intellectual Property:
                                  Progenitor to pay to Institution [***] of any fees, royalties or other cash consideration actually received by Progenitor, excluding research and development support and equity investments.


                                          2